CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1986 Incentive Stock Option Plan and the 1986 Supplemental Stock Option Plan of Boole and Babbage, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Jose, California
December 15, 1995